Exhibit 99.1
HENRY SCHEIN ANNOUNCES NEW $400 MILLION CREDIT FACILITY
Replaces existing $300 million credit facility at favorable terms
MELVILLE, N.Y. – September 8, 2008 – Henry Schein, Inc. (NASDAQ: HSIC), the largest distributor of healthcare products and services in the combined North American and European markets, today announced the closing of a new $400 million revolving credit facility. This new facility, which matures in September 2013, replaces Henry Schein’s current $300 million revolving credit facility, which was scheduled to mature in May 2010. The facility’s lead arranger and sole bookrunner was JPMorgan Securities, Inc.
     “We are very happy to announce this expanded credit facility at favorable terms, particularly in today’s challenging credit environment. This new facility reflects the recognition of Henry Schein’s ongoing success and our strong financial results, including 22% compound annual growth in cash flow from operations since 2003,” said Steven Paladino, Executive Vice President and Chief Financial Officer of Henry Schein.
     Henry Schein plans to use its credit facility for general corporate purposes, including working capital and capital expenditures, as well as for funding potential acquisitions.
About Henry Schein
     Henry Schein, a Fortune 500® company and a member of the NASDAQ 100® Index, is recognized for its excellent customer service and highly competitive prices. The Company’s four business groups – Dental, Medical, International and Technology – serve more than 550,000 customers worldwide, including dental practitioners and laboratories, physician practices and animal health clinics, as well as government and other institutions.
     The Company operates through a centralized and automated distribution network, which provides customers in more than 200 countries with a comprehensive selection of more than 90,000 national and Henry Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items.
     Henry Schein also offers a wide range of innovative value-added practice solutions for healthcare professionals, such as ArubA®, the Company’s electronic catalog and ordering system. Its leading practice-management software solutions have an installed user base of more than 52,000 practices, including DENTRIX®, Easy Dental®, Oasis® and EXACT® for dental practices, MicroMD® for physician practices, and AVImark® for animal health clinics.

          Headquartered in Melville, N.Y., Henry Schein employs over 12,000 people and has operations or affiliates in 20 countries. The Company’s net sales reached a record $5.9 billion in 2007. For more information, visit the Henry Schein Web site at www.henryschein.com.
     In accordance with the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate” or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC.  These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
     Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: competitive factors; changes in the healthcare industry; changes in regulatory requirements that affect us; risks associated with our international operations; fluctuations in quarterly earnings; our dependence on third parties for the manufacture and supply of our products; transitional challenges associated with acquisitions, including the failure to achieve anticipated synergies; financial risks associated with acquisitions; regulatory and litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; our dependence upon sales personnel and key customers; our dependence on our senior management; possible increases in the cost of shipping our products or other service trouble with our third-party shippers; risks from rapid technological change; risks from potential increases in variable interest rates; possible volatility of the market price of our common stock; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation that affect us.  The order in which these factors appear should not be construed to indicate their relative importance or priority.
     We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.
CONTACT:     Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500
Neal Goldner
Vice President, Investor Relations
neal.goldner@henryschein.com
(631) 845-2820
Susan Vassallo
Vice President,
Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562
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